Exhibit 99.2

T-Mobile Agrees to Sell $2.0 Billion of Senior Notes

January 7, 2026

BELLEVUE, Wash.—(BUSINESS WIRE)—T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), has agreed to sell $1,150,000,000 aggregate principal amount of its 5.000% Senior Notes due 2036 (the “2036 Notes”) and $850,000,000 aggregate principal amount of its 5.850% Senior Notes due 2056 (the “2056 Notes,” and collectively with the 2036 Notes, the “notes”) in a registered public offering.

The offering of the notes is scheduled to close on January 12, 2026, subject to satisfaction of customary closing conditions. T-Mobile USA intends to use the net proceeds from the offering for refinancing existing indebtedness on an ongoing basis, or other general corporate purposes.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Investment Bank, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., NatWest Markets Securities Inc., PNC Capital Markets LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are the joint book-running managers for the offering of the notes. CIBC World Markets Corp. is acting as co-manager.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Deutsche Bank Securities Inc., 1 Columbus Circle, New York, NY 10019, by telephone at +1 (800) 503-4611 or by email at prospectus.CPDG@db.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; RBC Capital Markets, LLC, Attention: Syndicate Operations, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at +1 (866) 375-6829 or by email at rbcnyfixedincomeprospectus@rbccm.com; or UBS Investment Bank, 11 Madison Avenue, New York, NY 10010, Attention: Prospectus Department or by telephone at (833) 481-0269.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, the related guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Contacts

T-Mobile US Media Relations

MediaRelations@T-Mobile.com

or

Investor Relations

investor.relations@t-mobile.com